SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2013 (April 22, 2013)

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed, in 2009, Synovus Financial Corp. (“Synovus”) entered into a Memorandum of Understanding (the “Synovus MOU”) with the Federal Reserve Bank of Atlanta (“Atlanta Fed”) and the Georgia Department of Banking and Finance (the “GA DBF” and, together with the Atlanta Fed, the “Supervisory Authorities”). The Supervisory Authorities have terminated the Synovus MOU effective as of April 22, 2013. The Synovus MOU will be replaced with a resolution adopted by Synovus’ Board of Directors relating to, among other things, continued emphasis on improving asset quality and maintaining strong levels of capital and liquidity.

As previously disclosed, in 2010, Synovus Bank entered into a separate Memorandum of Understanding (the “Bank MOU”) with the GA DBF and the Federal Deposit Insurance Corporation (“FDIC”). Based upon current discussions with the GA DBF and the FDIC, Synovus currently expects that the Bank MOU will be terminated and replaced with a resolution adopted by Synovus’ Board of Directors in the near future.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Synovus”)

Dated: April 23, 2013	By:	/s/ Samuel F. Hatcher
Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary

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